EXHIBIT 23(A)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 1998, with respect to Unity Bancorp Inc.'s (Unity's) 1997 financial statements which were previously incorporated by reference into Unity's Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm in this Registration Statement.

                                                Arthur Andersen LLP

Roseland, New Jersey
October 14, 1998